UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2013

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of Ecolutions, Inc.

On January 31, 2013, Poly Shield Technologies Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Rasmus Norling for the purchase and sale of all of the issued and outstanding shares in the capital of Ecolutions, Inc. (the “Ecolutions Shares”) for a purchase price of $53,000, payable by the issuance of 100,000 restricted shares in the common stock of the Company to Mr. Norling. As a result of the acquisition, Ecolutions has become a wholly owned subsidiary of the Company.

Ecolutions was formed by Mr. Norling on November 15, 2012 for the purpose of developing and marketing environmental and pollution emission solutions internationally, and entered into a Collaboration Agreement, Master Distributor Agreement, and License Agreement (collectively, the “GTM Contracts”) with Green Tech Marine AS, a Norway corporation (“GTM”). As a result of acquiring Ecolutions, we have acquired all of Ecolution's rights under the GTM Contracts.

The acquisition of Ecolutions and the accompanying GTM Contracts was made in satisfaction of Mr. Norling's obligation to deliver certain minimum technology rights (the “Minimum Technology Rights”) to the Company under the terms of his employment agreement with the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Norling is to be appointed as our Chief Executive Officer upon delivering to us the Minimum Technology Rights. The acquisition of Ecolutions and the accompanying GTM Contracts complete and satisfy Mr. Norling's obligations to deliver such Minimum Technology Rights to the Company. The purchase price paid to Mr. Norling for the Ecolutions Shares was in addition to the compensation to which he is entitled under the terms of his Employment Agreement.

Green Tech Marine AS is a company based in Farsund, Norway, that has developed a proprietary exhaust gas scrubber technology that, among other things, can provide gas emission solutions to industries worldwide.

The GTM Contracts

Under the terms of the GTM Contracts, GTM granted Ecolutions distribution and license rights to its products (the “GTM Products”). GTM will manufacture and sell the GTM Products to Ecolutions until Ecolutions has the capability to manufacture the GTM Products on its own (the “Manufacturing Readiness Date”). If Ecolutions becomes capable of manufacturing the GTM Products on its own, of which there is no assurance, the Master Distributor Agreement will terminate, and the relationship between GTM and Ecolutions will be governed by the License Agreement.

Distribution Rights

Under the terms of the Collaboration Agreement and the Master Distributor Agreement, Ecolutions has been granted exclusive distribution rights for GTM Products for all of North America (including the United States, Canada and Mexico), and Singapore; and non-exclusive distribution rights for the rest of the world (excluding any GTM customers and customers not generated by Ecolutions). Subject to certain early termination rights for non-compliance, Ecolutions' distribution rights extend for a term beginning on November 15, 2012 and ending on the earlier of:

(a)	10 years from November 15, 2012; and

(b)	the date that is 3 months after the Manufacturing Readiness Date (in which case, the parties relationship will continue to be governed by the Collaboration Agreement and the License Agreement).

Under the terms of the Master Distributor Agreement, GTM will manufacture the GTM Products at a facility of its choice, and sell them to Ecolutions in accordance with GTM's then current pricing list, with Ecolutions being entitled to most favored distributor discounts. GTM has the right to increase or decrease the price for its products from time to time.

 License Rights

In addition to the distribution rights set out in the Collaboration Agreement and the Master Distributor Agreement, GTM has granted Ecolutions an exclusive license to manufacture, sell and distribute products based on GTM's proprietary exhaust gas scrubber technology (the “Licensed Products”) for North America (including the United States, Canada and Mexico) and Singapore; and non-exclusive rights to the rest of the world (excluding any GTM customers and customers not generated by Ecolutions). Ecolution's license rights extend for a period of 10 years, beginning November 15, 2012, subject to certain early termination rights for non-compliance. The License Agreement will automatically renew for successive 10 year periods at no additional cost, unless either party gives written notice of termination at least 90 days prior to the end of the then current term. Ecolutions is not required to pay any consideration to GTM to maintain its license rights.

The foregoing description of the Share Purchase Agreement and GTM Contracts do not purport to be complete and are qualified in their entirety by reference to the complete text of the Share Purchase Agreement and the GTM Contracts attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto. A copy of the Company's news release regarding the Share Purchase of Ecolutions, Inc. is attached as Exhibit 99.1 hereto. A description and copy of the Employment Agreement may be found in our current report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2012.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2013, the Company acquired all of the issued and outstanding shares of Ecolutions, Inc. from Rasmus Norling. As a result of such acquisition, the Company has acquired all of Ecolutions' rights under the terms of its Collaboration Agreement, Master Distributor Agreement and License Agreement with Green Tech Marine, AS. A description of the terms under which the Company acquired Ecolutions and its rights under the GTM Contracts is described in Item 1.01 of this report.

Ecolutions is a company formed by Mr. Norling on November 15, 2012 for the purpose of developing and marketing environmental and pollution emission solutions internationally, and entered into the GTM Contracts. Other than its rights under the GTM Contracts, Ecolutions does not have any material assets or liabilities and had not previously commenced operations.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 of this report, on January 31, 2013, the Company purchased all of the issued and outstanding shares of Ecolutions, Inc. from Rasmus Norling in exchange for 100,000 shares of the Company's common stock in a private placement transaction. The shares of the Company's common stock were issued to Mr. Norling pursuant to the exemptions from registration provided by Rule 506 of Regulation D of the United States Securities Act of 1933, as amended, on the basis of representations previously provided to the Company by Mr. Norling that he is an “accredited investor” as defined in Rule 501 of Regulation D.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description of Exhibit
10.1	Share Purchase Agreement dated January 31, 2013 between Rasmus Norling and Poly Shield Technologies Inc.
10.2	Collaboration Agreement dated November 15, 2012 between Ecolutions, Inc. and Green Tech Marine AS.
10.3	Master Distributor Agreement dated November 15, 2012 between Ecolutions, Inc. and Green Tech Marine AS.
10.4	License Agreement dated November 15, 2012 between Ecolutions, Inc. and Green Tech Marine AS.
99.1	News Release dated February 6 , 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: February 6, 2013	By:	/s/ Mitchell Miller

Name: Mitchell R. Miller
Title: Chief Executive Officer